Exhibit 99.1
Clearwater Paper Reports Fourth Quarter and Year End 2024 Results
SPOKANE, Wash.--(BUSINESS WIRE)-- February 13, 2025 -- Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the fourth quarter and year ended December 31, 2024.
With the completion of the sale of our tissue business on November 1, 2024, all periods presented include our former tissue segment as discontinued operations and the paperboard segment plus corporate expenses as continuing operations. Total operations includes both continuing and discontinued operations.
2024 FULL YEAR HIGHLIGHTS
•Acquired Augusta, Georgia paperboard facility on May 1, 2024; sold tissue business on November 1, 2024
•Net sales from continuing operations of $1.4 billion, up 22% compared to 2023, primarily due to incremental volume from our Augusta acquisition
•Net sales from total operations of $2.2 billion, up 6% compared to 2023
•Net loss from continuing operations of $74 million, or 4.41 per diluted share compared to net income from continuing operations of $49 million, or $2.85 per diluted share in the last year
•Net income from total operations of $196 million or $11.70 per diluted share, which includes the gain on sale of our tissue operations of $307 million ($219 million after tax or $13.11 per diluted share) compared to $108 million, or $6.30 per diluted share in last year
•Adjusted EBITDA from total operations of $182 million compared to $281 million last year, down primarily due to lower paperboard pricing
•Reduced net debt by $199 million, repurchased $10 million of outstanding shares
“2024 was a transformational year for Clearwater Paper. We took significant steps to focus our strategy on becoming a paperboard packaging company. We acquired a high-quality manufacturing facility in Augusta, Georgia, increasing our paperboard capacity by nearly 75% and improving our geographic footprint in North America,” said Arsen Kitch, president and chief executive officer. “We also divested our tissue business for $1.06 billion at closing and used the proceeds to de-lever our balance sheet and position the company for future growth in paperboard.”
OVERALL FOURTH QUARTER AND FULL YEAR RESULTS
Net sales from total operations were $483 million for the fourth quarter of 2024, down 6% compared to fourth quarter 2023 net sales of $513 million. Net income from total operations for the fourth quarter of 2024 was $199 million, or $11.91 per diluted share which includes $307 million of gain on sale of the tissue division ($219 million after tax) compared to $18 million for the fourth quarter of 2023, or $1.06 per diluted per share. Adjusted EBITDA from total operations was $21 million in the fourth quarter of 2024, compared to $63 million in the fourth quarter of 2023. The increase in net income was driven by the gain on the sale of our tissue operation, offset by lower sales prices and the planned major maintenance at our Augusta, Georgia facility. The decrease in our total company Adjusted EBITDA was driven by the planned major maintenance at our Augusta, Georgia facility, lower sales prices and the divestiture of our tissue operations on November 1, 2024.
Net sales from total operations were $2.2 billion for 2024, an increase of 6% compared to 2023 net sales of $2.1 billion. Net income for 2024 was $196 million, or $11.70 per diluted share, compared to $108 million for 2023, or $6.30 per diluted share. Adjusted EBITDA from total operations was $182 million for 2024, compared to $281 million for 2023. The increase in net income was driven by the gain on the sale of our tissue operation, offset by lower sales prices. The decrease in our total company Adjusted EBITDA was driven by lower sales prices and higher maintenance costs partially offset by higher sales and production volume due to our acquisition of the Augusta facility.
Sales Volumes and Prices:
•     Sales volumes were 306,692 tons in the fourth quarter of 2024, an increase of 63% compared to 188,018 tons in the fourth quarter of 2023. Sales volumes were 1,080,898 tons for the year ended 2024 compared to 751,520 tons for the year ended 2023.

•     Paperboard average net selling price decreased 9% to $1,177 per ton for the fourth quarter of 2024, compared to $1,297 per ton in the fourth quarter of 2023. Paperboard average net selling price decreased 12% to $1,210 per ton for the year ended 2024, compared to $1,375 per ton for the year ended 2023.

COMPANY OUTLOOK
“We continue to experience challenging SBS industry conditions, with supply exceeding demand, but we remain optimistic about the future growth prospects of paperboard packaging. We are taking actions to address the resulting near term margin pressure by reducing fixed costs, including eliminating more than 10% of all positions across the company. These combined actions should deliver $30 to $40 million in cost savings in 2025. While our industry is currently in a down cycle, we continue to invest in our assets to ensure that they remain competitive in the long-run,” concluded Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time on February 13, 2025. A live webcast and accompanying supplemental information will be available on the company's website. A replay of the conference call will be available on the website beginning at 5:00 p.m. Pacific Time the same day.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Washington, our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.

USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the quarter and years ended December 31, 2024 and 2023, including Adjusted EBITDA from total operations which includes both continuing and discontinued operations and net sales from total operations which includes both continuing and discontinued. Because these amounts are not in accordance with GAAP, reconciliations to net income as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from total operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from total operations to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding: the recent sale of the company’s consumer products division (tissue business); the company’s expectations regarding paperboard demand; the company’s paperboard strategy, including the company’s plans to grow the company’s paperboard business; the company’s expectation that paperboard represents the best opportunity for steady and sustainable value creation; cost structure improvements and cost saving initiatives; the company’s continued investment in the company’s business; and the company’s ability to take advantage of strategic opportunities as they arise. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. The company’s actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: there may be unexpected costs, charges or expenses resulting from the recent tissue business sale transaction, including purchase price adjustments; competitive responses to the recent tissue business sale transaction; achievement of anticipated financial results and other benefits of the recent tissue business sale transaction; potential risks associated with operating without the tissue business, including less diversification in products offered; changes in the company’s capital structure; there may be stockholder litigation in connection with the recent tissue business sale transaction or the acquisition of the Augusta, Georgia paperboard manufacturing facility or other settlements; the company’s inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition because of integration difficulties or other challenges; risks relating to the integration of the Augusta, Georgia paperboard manufacturing facility and achievement of anticipated financial results and other benefits of the acquisition; competitive pricing pressures for the company’s products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; cyclical industry conditions; manufacturing or operating disruptions, including equipment malfunctions and damage to the company’s manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting the company’s ability to receive inputs or ship products to customers; reliance on a limited number of third- party suppliers, vendors and service providers required for the production of the company’s products and the company’s operations; changes in customer product preferences and competitors’ product offerings; labor disruptions; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; the company’s ability to execute on the company’s growth and expansion strategies; the company’s ability to successfully execute capital projects and other activities to operate the company’s assets, including effective maintenance, implement the company’s operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; changes in expenses, required contributions and potential withdrawal costs associated with the company’s pension plans; environmental liabilities or expenditures and climate change; the company’s ability to attract, motivate, train and retain qualified and key personnel; the company’s ability to service the company’s debt obligations and restrictions on the company’s business from debt covenants and terms; changes in the company’s banking relations, or in the company’s customer supply chain financing; negative changes in the company’s credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2024	2023	2024	2023
Net sales	$387.1	$268.6	$1,383.6	$1,136.0
Costs and expenses:
Cost of sales	372.4	232.7	1,307.5	935.3
Selling, general and administrative expenses	26.7	31.4	116.7	119.4
Other operating charges, net	3.7	2.1	24.0	3.2
Total operating costs and expenses	402.8	266.2	1,448.1	1,057.9
Income (loss) from operations	(15.7)	2.5	(64.5)	78.1
Interest expense, net	(5.3)	(1.6)	(29.2)	(9.5)
Debt retirement costs	(9.1)	(3.1)	(9.1)	(3.1)
Other non-operating expense (income)	0.7	(0.2)	1.8	0.1
Total non-operating expense	(13.6)	(4.8)	(36.6)	(12.5)
Income (loss) from continuing operations before income taxes	(29.3)	(2.3)	(101.1)	65.6
Income tax provision (benefit)	(9.7)	0.2	(27.1)	16.9
Income (loss) from continuing operations	(19.6)	(2.5)	(74.0)	48.7

Income from discontinued operations	4.4	26.9	73.3	78.6
Gain on sale - discontinued operations	307.2	—	307.2	—
Income from discontinued operations before income taxes	311.6	26.9	380.6	78.6
Income tax provision	92.8	6.7	110.2	19.6
Income from discontinued operations	218.8	20.2	270.3	59.0

Net income	$199.1	$17.6	$196.3	$107.7

Net income per common share:
Income (loss) per share from continuing operations - basic	$(1.17)	$(0.15)	$(4.41)	$2.89
Income per share from discontinued operations - basic	13.08	1.21	16.11	3.50
Net income per share - basic	11.91	1.06	11.70	6.39

Income (loss) per share from continuing operations - diluted	(1.17)	(0.15)	(4.41)	2.85
Income per share from discontinued operations - diluted	13.08	1.21	16.11	3.45
Net income per share - diluted	$11.91	$1.06	$11.70	$6.30

Average shares outstanding (in thousands):
Basic	16,724	16,638	16,781	16,863
Diluted	16,724	16,638	16,781	17,091

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$79.6	$42.0
Receivables, net	188.7	96.1
Inventories, net	258.0	161.2
Other current assets	19.1	17.4
Current assets of discontinued operations	—	247.5
Total current assets	545.4	564.1
Property, plant and equipment	2,328.4	1,608.6
Accumulated depreciation and amortization	(1,305.4)	(1,247.9)
Property, plant and equipment, net	1,023.1	360.7
Goodwill and intangible assets, net	52.9	41.5
Other assets, net	57.9	47.6
Long term assets of discontinued operations	—	657.9
Total Assets	$1,679.2	$1,671.8

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$0.6	$—
Accounts payable and accrued liabilities	319.7	195.5
Current liabilities of discontinued operations	—	90.5
Total current liabilities	320.4	286.0
Long-term debt	281.6	439.9
Liability for pension and other postretirement employee benefits	52.5	54.5
Deferred tax liabilities and other long-term obligations	170.2	84.6
Long term liabilities of discontinued operations	—	138.1
Total Liabilities	824.7	1,003.0

Common stock	—	—
Additional paid-in capital	11.5	14.9
Treasury stock	(3.3)	—
Retained earnings	880.8	684.5
Accumulated other comprehensive loss, net of tax	(34.5)	(30.7)
Total Stockholders' Equity	854.6	668.8
Total Liabilities and Stockholders' Equity	$1,679.2	$1,671.8

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Operating Activities
Net income	$199.1	$17.6	$196.3	$107.7
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	21.5	24.7	99.8	98.6
Equity-based compensation expense	(1.6)	3.0	5.6	9.9
Deferred taxes	49.0	(7.6)	39.0	(14.9)
Defined benefit pension and other postretirement employee benefits	(1.0)	(0.5)	(4.2)	(2.0)
Gain on sale of business	(307.2)	—	(307.2)	—
Amortization of deferred debt costs and debt retirement	9.8	3.4	11.8	4.4
Loss on sale or impairment associated with assets	0.3	0.7	1.9	2.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in accounts receivable	4.2	(9.2)	(58.1)	(1.3)
(Increase) decrease in inventories	18.0	14.1	12.4	4.0
(Increase) decrease in other current assets	(6.0)	(7.8)	(2.5)	0.8
Increase (decrease) in accounts payable and accrued liabilities	(19.6)	25.6	70.2	(21.3)
Other, net	(1.1)	1.5	(3.0)	2.6
Net cash flows provided by (used in) operating activities	(34.7)	65.6	61.8	190.7

Investing Activities
Additions to property, plant and equipment, net	(33.0)	(25.2)	(116.6)	(73.7)
Acquisition of business	(0.4)	—	(708.6)	—
Proceeds from business divestiture	992.5	—	992.5	—
Net cash flows provided by (used in) investing activities	959.1	(25.2)	167.3	(73.7)

Financing Activities
Borrowings on long-term debt	—	210.0	753.4	222.0
Repayments of long-term debt	(880.2)	(312.9)	(931.1)	(325.6)
Taxes paid related to net share settlement of equity awards	—	—	(4.1)	(4.7)
Repurchases of common stock	(3.9)	(2.8)	(10.0)	(17.9)
Payments for debt issuance costs	(0.7)	(2.9)	(5.6)	(3.1)
Other, net	4.6	—	5.9	—
Net cash flows used in financing activities	(880.3)	(108.6)	(191.4)	(129.3)

Increase (decrease) in cash, cash equivalents and restricted cash	44.1	(68.2)	37.7	(12.4)
Cash and cash equivalents at beginning of period	35.5	110.2	42.0	54.4
Cash and cash equivalents at end of period	$79.6	$42.0	$79.6	$42.0

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures - Total Statement of Operations
(Unaudited)
	Quarter Ended December 31, 2024
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$387.1	$102.1	$(6.4)	a	$482.8
Costs and expenses:
Cost of sales	372.4	86.9	(6.4)	a	452.9
Selling, general and administrative expenses	26.7	3.4			30.1
Other operating charges, net	3.7	3.7			7.3
Gain on sale of discontinued operations	—	(307.2)			(307.2)
Total operating costs and expenses	402.8	(213.2)			183.1
Total income (loss) from operations	(15.7)	315.3			299.7
Total non-operating expense	(13.6)	(3.7)			(17.3)
Total income (loss) from operations before income taxes	(29.3)	311.6			282.3
Income tax provision (benefit)	(9.7)	92.8			83.2
Total income (loss) from operations	(19.6)	$218.8
Income from discontinued operations, net of tax	218.8
Net income	$199.1				$199.1

	Quarter Ended December 31, 2023
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$268.6	$262.1	$(17.8)	a	$512.9
Costs and expenses:
Cost of sales	232.7	223.7	(18.9)	a	437.5
Selling, general and administrative expenses	31.4	5.5			36.9
Other operating charges, net	2.1	0.8			2.9
Total operating costs and expenses	266.2	228.9			477.3
Total income from operations	2.5	33.2			35.6
Total non-operating expense	(4.8)	(6.4)			(11.2)
Total income (loss) from operations before income taxes	(2.3)	26.8			24.4
Income tax provision (benefit)	0.2	6.6			6.8
Total income (loss) from operations	(2.5)	$20.2
Income from discontinued operations, net of tax	20.2
Net income	$17.6				$17.6

a - Represents intercompany transactions between the consumer products division and our remaining entity which under discontinued operations reporting requirements are shown as sales.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures - Total Statement of Operations
(Unaudited)
	Twelve Months Ended December 31, 2024
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$1,383.6	$870.3	$(44.6)	a	$2,209.4
Costs and expenses:
Cost of sales	1,307.5	733.0	(44.5)	a	1,996.0
Selling, general and administrative expenses	116.7	26.2			142.8
Other operating charges, net	24.0	14.4			38.4
Gain on sale	—	(307.2)			(307.2)
Total operating costs and expenses	1,448.1	466.4			1,870.0
Total income (loss) from operations	(64.5)	404.0			339.4
Total non-operating expense	(36.6)	(23.4)			(60.0)
Total income (loss) from operations before income taxes	(101.1)	380.6			279.4
Income tax provision (benefit)	(27.1)	110.2			83.1
Total income (loss) from operations	(74.0)	$270.3
Income from discontinued operations, net of tax	270.3
Net income	$196.3				$196.3

	Twelve Months Ended December 31, 2023
(In millions)	As reported	Discontinued operations	Adjustments		Total Operations
Net sales	$1,136.0	$1,023.4	$(76.6)	a	$2,082.8
Costs and expenses:
Cost of sales	935.3	892.6	(76.6)	a	1,751.3
Selling, general and administrative expenses	119.4	29.4			148.8
Other operating charges, net	3.2	2.4			5.6
Total operating costs and expenses	1,057.9	924.3			1,905.6
Total income from operations	78.1	99.1			177.2
Total non-operating expense	(12.5)	(20.5)			(33.0)
Total income from operations before income taxes	65.6	78.6			144.2
Income tax provision	16.9	19.6			36.5
Total income from operations	48.7	$59.0
Income from discontinued operations, net of tax	59.0
Net income	$107.7				$107.7

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Net income (loss)	$199.1	$17.6	$196.3	$107.7
Add (deduct):
Less: Income from discontinued operations, net of tax	218.8	20.2	270.3	59.0
Income from continuing operations	(19.6)	(2.5)	(74.0)	48.7
Income tax provision (benefit)	(9.7)	0.2	(27.1)	16.9
Interest expense, net	5.3	1.6	29.2	9.5
Depreciation and amortization expense	21.5	10.3	69.8	40.6
Inventory revaluation on acquired business	—	—	6.8	—
Other operating charges, net[1]	3.7	2.1	24.0	3.2
Other non-operating expense (income)	(0.7)	0.2	(1.8)	(0.1)
Debt retirement costs	9.1	3.1	9.1	3.1
Adjusted EBITDA from continuing operations	$9.5	$14.9	$36.0	$121.9
Income from discontinued operations	218.8	20.2	270.3	59.0
Depreciation and amortization included in discontinued operations	—	14.3	30.0	57.9
Other operating charges, net included in discontinued operations	3.7	0.8	14.4	2.4
Inventory adjustment	—	—	4.3	—
Gain on sale of discontinued operations	(307.2)	—	(307.2)	—
Income tax provision included in discontinued operations	92.8	6.7	110.2	19.6
Non-operating expenses included in discontinued operations	3.7	6.4	23.4	20.3
Adjusted EBITDA from total operations	$21.2	$63.3	$181.5	$281.0

1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 10 within Clearwater Paper's Form 10-K filed with the SEC for the year ended December 31, 2024 for the detailed breakout of the annual amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Calculation of net debt:
Current portion of long-term debt	$0.6	$7.4	$—
Long-term debt	281.6	1,143.3	439.9
Add back:
Unamortized deferred debt costs	1.8	7.4	5.1
Less:
Cash and cash equivalents	79.6	35.5	42.0
Net debt	$204.4	$1,122.6	$403.0

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Virginia Aulin, Vice President, Public Affairs
509-344-5967
Virginia.Aulin@clearwaterpaper.com